EX-28.e.3

FIRST AMENDMENT TO THE BRIDGEWAY FUNDS, INC.

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This First Amendment (the “Amendment”) to the Bridgeway Funds, Inc. Amended and Restated Distribution Agreement (the “Agreement”) dated as of November 12, 2010, by and between Bridgeway Funds, Inc., a Maryland Corporation, with its principal office and place of business at 5615 Kirby Drive, Suite 518, Houston, TX 77005 (the “Client”), and Foreside Fund Services, LLC, a Delaware limited liability company, with its principal office and place of business at Three Canal Plaza, Suite 100, Portland, ME 04101 (“Distributor”) is effective as of December 31, 2010 (the “Effective Date”).

WHEREAS, the Client is adding a new Fund to the existing Funds subject to the Agreement and the Distributor desires to update Schedule I of the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

II.	Schedule I to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

III.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the date set forth above.

BRIDGEWAY FUNDS, INC.

By:	/s/ Linda G. Giuffré
Name:	Linda G. Giuffré
Title:	Chief Compliance Officer

FORESIDE FUND SERVICES, LLC

By:	/s/ Richard J. Berthy
Name:	Richard J. Berthy
Title:	Vice President

APPENDIX A

SCHEDULE I

Funds and Classes of the Client

Funds	Effective Date	Class(es)
Bridgeway Ultra-Small Company Fund	November 12, 2010	Class N
Bridgeway Ultra-Small Company Market Fund	November 12, 2010	Class N
Bridgeway Micro-Cap Limited Fund	November 12, 2010	Class N
Bridgeway Aggressive Investors 1 Fund	November 12, 2010	Class N
Bridgeway Aggressive Investors 2 Fund	November 12, 2010	Class N
Bridgeway Small-Cap Growth Fund	November 12, 2010	Class N
Bridgeway Small-Cap Value Fund	November 12, 2010	Class N
Bridgeway Large-Cap Growth Fund	November 12, 2010	Class N
Bridgeway Large-Cap Value Fund	November 12, 2010	Class N
Bridgeway Blue Chip 35 Index Fund	November 12, 2010	Class N
Bridgeway Managed Volatility Fund (formerly the Bridgeway Balanced Fund)	November 12, 2010	Class N
Bridgeway Small-Cap Momentum Fund	November 12, 2010	Class N
Bridgeway Omni Small-Cap Value Fund	December 31, 2010	Class N